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                                                                   EXHIBIT 3.01

                           CERTIFICATE OF ELIMINATION

                                     of the

                         PARTICIPATING PREFERRED STOCK
                          (Par Value $1.00 Per Share)

                                       of

                         PANHANDLE EASTERN CORPORATION


                ________________________________________________

                       Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

                ________________________________________________


         PANHANDLE EASTERN CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company on February 16, 1996, and remains in full force and effect:

                  ELIMINATION OF PARTICIPATING PREFERRED STOCK

                 WHEREAS, the Board of Directors of Panhandle Eastern Corporation (the "Company") believes that it is in the best interest of the Company to eliminate the 1,000,000 shares of Participating Preferred Stock, par value $1.00, of the Company.

                 NOW, THEREFORE, IT IS HEREBY

                 RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation of the Company filed with the Office of the Secretary of State of the State of Delaware on April 13, 1990 (the "Certificate of Incorporation"), the Board hereby states and declares that none of the 1,000,000 authorized shares of the series of Preferred Stock of the Company designated as "Participating Preferred Stock" is outstanding and none will be issued subject to the Certificate of Incorporation or the certificate of designation and terms previously filed with the Secretary of State of the State of Delaware with respect to the Participating Preferred Stock and, when the certificate of
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         elimination, referred to below, setting forth this resolution becomes effective, it shall have the effect of eliminating from the Certificate of Incorporation and such certificate of designation and terms all matters set forth therein with respect to the Participating Preferred Stock; and

                 FURTHER RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors, the Board of Directors hereby authorizes the elimination in whole of the Participating Preferred Stock, and any shares thereof previously reserved for issuance shall automatically cease to be reserved for such purpose; and

                 FURTHER RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed, a certificate of elimination relating to the Participating Preferred Stock substantially in the form presented to the Board of Directors.

         IN WITNESS WHEREOF, PANHANDLE EASTERN CORPORATION has caused this Certificate of Elimination to be duly executed by its duly authorized officer, this _________ day of March, 1996.


                                            PANHANDLE EASTERN CORPORATION




                                        By:
                                            ------------------------------
                                                    Robert W. Reed
                                                      Secretary